Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 18, 2009 relating to the consolidated financial statements of Gomez, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
September 18, 2009